Exhibit (10) 18

                          CENTRAL AND SOUTH WEST SYSTEM
                        SPECIAL EXECUTIVE RETIREMENT PLAN
                (As Amended and Restated Effective July 1, 1997)

The Central and South West Special Executive Retirement Plan, an unfunded, nonqualified deferred compensation plan originally adopted by Central and South West Corporation in 1979, has been amended and restated effective as of July 1, 1997. The provisions of the Special Executive Retirement Plan as amended and restated below will apply only to eligible employees of Central and South West Corporation and its subsidiaries who are employed by a Participating Employer (as hereinafter defined) on or after July 1, 1997. Special Executive Retirement Plan benefits payable to any employee of a Participating Employer, who retired or otherwise terminated employment before July 1, 1997, will be determined under the terms of the Special Executive Retirement Plan in effect on June 30, 1997.

                  1. Purpose. The purpose of the Special Executive Retirement Plan is generally to provide (i) benefits in excess of the limitations under Sections 401(a)(17) and 415 of the Code for employees who participate in the Central and South West System Cash Balance Retirement Plan and (ii) benefits that supplement the benefits payable under the Cash Balance Retirement Plan to selected employees.

                  2. Definitions. The following definitions are used throughout the Special Executive Retirement Plan. Terms that appear in initial capital letters that are not defined in this Section have the meanings set forth in the Cash Balance Retirement Plan.

                      (a) "Board of Directors" means the Board of Directors of the Company.

                      (b) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

                      (c) "Committee" means the Compensation Committee of the Board of Directors.

                      (d) "Company" means Central and South West Corporation, a Delaware corporation.

                      (e)  "Grandfathered  Participant"  means a Participant who
(i) is an employee of a Participating Employer on July 1, 1997, and (ii) has both attained age 50 and completed at least ten years of vesting service under the Retirement Plan on such date.

                      (f) "Participant" means an employee who is eligible to receive benefits under the Special Plan. The term "Participant" will include a deceased Participant's beneficiary who is entitled to receive a death benefit under the Retirement Plan.

                      (g) "Participating Employer" means the Company and each subsidiary of the Company that is a participating employer under the Retirement Plan.

                      (h) "Prior Plan Formula" means the Career Average Pay Formula or the Final Average Pay Formula under the Retirement Plan.

                      (i) "Retirement Plan" means the Central and South West System Cash Balance Retirement Plan sponsored by the Company, as amended and

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restated effective July 1, 1997, and as further amended and in effect from time to time, which is a defined benefit pension plan intended to qualify under
Section 401(a) of the Code.

                      (j) "Special Plan" means the Central and South West System Special Executive Retirement Plan, as amended and in effect from time to time.

                  3.  Excess Benefit.

                      (a) Eligibility. A Participant who is eligible to receive a benefit under the Retirement Plan will be eligible to receive the excess benefit described in subsection (b) or subsection (c) below.

                      (b) Cash Balance Benefit. A Participant who receives a benefit under the cash balance provisions of the Retirement Plan will be entitled to receive a benefit under the Special Plan in an amount equal to the difference between (i) and (ii), where:

                            (i) is the benefit that would be payable to the Participant under the cash balance provisions of the Retirement Plan determined before applying any provision reducing retirement benefits because of the limitation on compensation under Section 401(a)(17) of the Code or the maximum benefit limitations under Section 415 of the Code; and

                            (ii) is the benefit payable to the Participant under the cash balance provisions of the Retirement Plan after applying the limitation on compensation under Section 401(a)(17) of the Code and the maximum benefit limitations of Section 415 of the Code.

                      (c) Prior Formula Benefit. Notwithstanding the foregoing provisions of this Section, if the Retirement Plan benefit paid to a Participant is the benefit the Participant had accrued at July 1, 1997, under a Prior Plan Formula, the Participant's Special Plan benefit (if any) will be the benefit the Participant had earned as of July 1, 1997, determined under the provisions of the Central and South West System Special Executive Retirement Plan in effect on June 30, 1997.

                  4.  Final Average Pay Cash Balance Benefit.

                      (a) Eligibility. A Participant who is eligible to receive a benefit under the cash balance provisions of the Retirement Plan and who at termination of employment holds the office of Vice President of a Participating Employer or any higher corporate office will be entitled to receive the benefit described in subsection (b) below.

                      (b) Benefit. An eligible Participant will be entitled to receive a benefit under the Special Plan in an amount equal to the greater of the benefit described in (i)(A) or (i)(B) below, in either case reduced by the benefit described in (ii) below, where:

                           (i)(A) is the benefit that would be payable to the Participant under the cash balance provisions of the Retirement Plan determined before applying any provision reducing retirement benefits because of the limitation on compensation under Section 401(a)(17) of the Code or the maximum benefit limitations under Section 415 of the Code;

                           (i)(B) is the benefit that would be payable to the Participant under the cash balance provisions of the Retirement Plan if the Participant's Cash Balance Account were credited with an amount determined by multiplying the Participant's Final Average Pay by the sum of the Participant's annual compensation contribution percentages under the Retirement Plan (beginning with the Plan Year for which the

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         Participant  is first  allocated an annual  contribution  credit),  but without any interest credits under the Retirement Plan, and determined before applying any provision reducing retirement benefits because of the limitation on compensation under Section 401(a)(17) of the Code or the maximum benefit limitations under Section 415 of the Code; and

                           (ii) is the benefit payable to the Participant under the cash balance provisions of the retirement Plan after applying the limitation on compensation under Section 401(a)(17) of the Code and the maximum benefit limitations under Section 415 of the Code.

                  5.  Enhanced Cash Balance Benefit.

                      (a) Eligibility. A Participant who is otherwise eligible to receive a benefit under Section 3 or Section 4 will receive the benefit under this Section if the Participant has been designated by the Committee as eligible to receive an enhanced cash balance benefit.

                      (b) Benefit. The Committee in its complete discretion may provide one or more Participants with an enhanced benefit that is greater than the benefit provided under Section 3 or Section 4. The terms and conditions of the enhanced benefit for each eligible Participant as approved by the Committee will be set forth on a separate Appendix to the Plan.

                  6.  Benefit for Grandfathered Participants.

                      (a) Eligibility. A Participant who is a Grandfathered Participant and whose retirement benefit under the Retirement Plan is determined and paid to the Participant under a Prior Plan Formula will be entitled to the benefit described in subsection (b) below.

                      (b) Benefit. A Grandfathered Participant will be entitled to receive a benefit under the Special Plan in an amount equal to the difference between (i) and (ii) where:

                           (i) is the Retirement Plan benefit that would be payable to the Participant under the Prior Plan Formula determined before applying any provision reducing retirement benefits because of the limitation on compensation under Section 401(a)(17) of the Code or the maximum benefit limitations under Section 415 of the Code; and

                           (ii) is the benefit payable to the Participant under the Prior Plan Formula after applying the limitation on compensation under Section 401(a)(17) of the Code and the maximum benefit limitations under Section 415 of the Code.

                  7. Nonduplication of Benefits. A Participant who is eligible to receive a Special Plan benefit under more than one Section will receive the benefit determined under Section 3, Section 4, Section 5 or Section 6, whichever Section produces the greatest benefit, but the Participant may not receive a benefit under more than one of such Sections.

                  8. Vesting. Subject to the rights of general creditors as set forth in Section 11 and the right of the Company to discontinue the Special Plan as provided in Section 14, a Participant will have a vested and nonforfeitable interest in the benefits payable under the Special Plan to the same extent and in the same manner as the Participant's benefit is vested under the Retirement Plan.

                  9. Commencement of Benefits. The benefits payable under the Special Plan will be paid or will begin at the same time as the Participant's benefit is paid or begins under the Retirement Plan.

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                 10. Form of Benefits.  The benefits  payable  under the Special
Plan will be paid to the Participant in the same form as the Participant's benefit is paid under the Retirement Plan. Notwithstanding the foregoing, a Participant may elect in accordance with rules and procedures adopted by the Committee from time to time to receive his Special Plan benefit in a lump sum payment without regard to the form of payment of his Retirement Plan benefit, provided such election is made by the Participant at least 12 months before benefits under the Special Plan are scheduled to be paid. All forms of payment under the Special Plan will be calculated using the same actuarial factors and assumptions that are used under the Retirement Plan to convert a Retirement Plan benefit to the same form of payment.

                 11. Funding of Benefits. The Special Plan will be unfunded. All benefits payable under the Special Plan will be paid from the Company's general assets, and nothing contained in the Special Plan will require the Company to set aside or hold in trust any funds for the benefit of a Participant, who will have the status of a general unsecured creditor with respect to the Company's obligation to make payments under the Special Plan. Any funds of the Company available to pay benefits under the Special Plan will be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

                  12. Administration of the Plan. The Committee will administer the Special Plan and will keep a written record of its action and proceedings regarding the Special Plan and all dates, records, and documents relating to its administration of the Plan. The Committee is authorized to interpret the Special Plan, to make, amend, and rescind such rules as it deems necessary for the proper administration of the Special Plan, to make all other determinations necessary or advisable for the administration of the Special Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Special Plan in the manner and to the extent that the Committee deems desirable to carry the Special Plan into effect. The powers and duties of the Committee will include, without limitation, the following:

                           (i) determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Special Plan;

                           (ii) construing and interpreting the Special Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Special Plan as are not inconsistent with the terms of the Special Plan; and

                          (iii)   compiling  and   maintaining  all  records  it
         determines to be necessary, appropriate or convenient in connection with the administration of the Special Plan.

Any action taken or determination made by the Committee will, subject to appeals as provided in section 13 below, be conclusive on all parties.

                  13.  Claims Procedure.

                      (a) Claim for Benefits. If a Participant does not, receive the timely payment of the benefits which the Participant believes are due under the Special Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

                      All claims for benefits under the Special Plan will be made in writing and will be signed by the Participant. Claims will be submitted

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to the Committee,  or to a representative designated  by the  Committee.  If the
Participant does not furnish sufficient information with the claim for the Committee to determine the validity of the claim, the committee will indicate to the Participant any additional information which is necessary for the Committee to determine the validity of the claim.

                       Each claim hereunder will be acted on and approved or disapproved by the Committee within 90 days following the receipt by the Committee of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole on in part, the Committee will notify the Participant in writing of the denial of the claim and notify the Participant of his right to a review of the Committee's decision. Such notice by the Committee will also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Special Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Special Plan's appeals procedure as set forth in this Section.

                       If  no   action   is  taken  by  the   Committee   on  an
Participant's claim within 90 days after receipt by the Committee, such claim will be deemed to be denied for purposes of the following appeals procedure.

                       (b) Appeal of Claims Denial. Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the full Committee. Such appeal must be made within three months after the Participant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:
                            (i) request a review by the Committee of the claim for benefits under the Special Plan;

                             (ii) set forth all of the  grounds  upon  which the
                  Participant's request for review is based and any facts in support thereof; and

                            (iii) set forth any issues or comments which the Participant deems pertinent to the appeal.

                  The Committee will regularly review appeals by Participants. The Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

                  The Committee will make a full and fair review of each appeal and any written materials submitted by the Participant in connection therewith. The Committee may require the Participant to submit such additional facts, documents, or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Participant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

                  On the basis of its review, the Committee will make an independent determination of the Participant's eligibility for benefits under the Special Plan. The decision of the Committee on any claim for benefits will be final and conclusive upon all parties thereto.

                  In the event the Committee denies an appeal in whole or in part, the Committee will give written notice of the decision to the Participant, which notice will set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which will make specific reference to the pertinent provisions of the Special Plan on which the Committee's decision is based.

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                  14.  Miscellaneous.

                       (a) No Right to Employment. Nothing in the special Plan will confer upon a Participant the right to continue in the employ of the Company or an affiliate of the Company or will limit or restrict the right of the Company or any affiliate to terminate the employment of a Participant at any time or without cause.

                       (b) Assignment. Except as otherwise provided in the Special Plan, no right or benefit under the Special Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

                       (c) Amendment and Termination. The Special Plan may be amended or terminated by the Board of Directors at any time, provided that no such action will have the effect of decreasing a Participant's accrued benefit without the Participant's written consent.

                       (d) ERISA. The Special Plan is intended to qualify as a plan of deferred compensation providing benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA and therefore exempt from Parts 2, 3 and 4 of Title I of ERISA. In the event the Special Plan does not qualify for either exemption, as determined by the final judgment of a court of competent jurisdiction or by an opinion of counsel, the Special Plan will terminate, and, except for accrued benefits and benefits in pay status, no further benefits will accrue or be paid hereunder. Notwithstanding the foregoing or any other provision of the Plan to the contrary, the Company will be obligated to pay all accrued benefits and benefits in pay status at the time of Plan termination.

                       (e) Invalid Provisions. If any provision in the Special Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue to full force and effect without being impaired or invalidated in any way.

                       (f) Governing Law. The special Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the law of the State of Texas, including the Texas statute of limitations, but without regard to the conflicts of laws principles of such State.


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          Executed at Dallas, Texas this 1st day of July 1, 1997.

                                        CENTRAL AND SOUTH WEST CORPORATION

                                        By  /s/ E.R. Brooks
                                            E. R. Brooks, Chairman and
                                            Chief Executive Officer